Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for June 25, 2001 Distribution
Collateral Report
COLLATERAL	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
Loan Count:
Original	1129	1343	2965	5437
Prior	1,025	1,230	2,737	4,992
Prefunding	-	-	-	-
Scheduled Paid Offs	-	-	-	-
Full Voluntary Prepayments	(27)	(37)	(64)	(128)
Repurchases	-	-	-	-
Liquidations	-	-	(1)	(1)
Current	998	1,193	2,672	4,863

Principal Balance:
Original	125,560,028.42	125,560,262.45	208,881,572.38	460,001,863.25
Prior	113,656,061.60	114,156,558.32	192,519,570.77	420,332,190.69
Prefunding	-	-	-	-
Scheduled Principal	(46,015.26)	(44,319.00)	(144,162.75)	(234,497.01)
Partial and Full Voluntary Prepayments	(3,710,193.60)	(3,807,125.56)	(4,549,524.40)	(12,066,843.56)
Repurchases	-	-	-	-
Liquidations	-	-	(9,959.59)	(9,959.59)
Current	109,899,852.74	110,305,113.76	187,815,924.03	408,020,890.53

PREFUNDING	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Prefunding Beginning Balance	0.00	0.00	0.00	0.00
Balance of Subsequent Loans Transfered	0.00	0.00	0.00	0.00
Prefunded Amount Dispursed To Offered Certificates	0.00	0.00	0.00	0.00
Prefunding Ending Balance	0.00	0.00	0.00	0.00

Capitalized Interest Beginning Balance	0.00	0.00	0.00	0.00
Capitalized Interest Requirement	0.00	0.00	0.00	0.00
Capitalized Interest Released to Seller	0.00	0.00	0.00	0.00
Capitalized Interest Ending Balance	0.00	0.00	0.00	0.00

Current Prin Balance by Groups (in millions of dollars)

Total Current Principal Balance (in millions of dollars)

Page 10 of 28	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for June 25, 2001 Distribution
Collateral Report
CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Coupon Original	10.627317%	10.860670%	10.921251%	10.824484%
Weighted Average Coupon Prior	10.585649%	10.843972%	10.905416%	10.802184%
Weighted Average Coupon Current	10.576877%	10.836603%	10.899431%	10.795150%
Weighted Average Months to Maturity Original	356	356	325	342
Weighted Average Months to Maturity Prior	349	349	316	334
Weighted Average Months to Maturity Current	348	348	314	332
Weighted Avg Remaining Amortization Term Original	355	355	324	341
Weighted Avg Remaining Amortization Term Prior	349	348	316	334
Weighted Avg Remaining Amortization Term Current	348	347	315	333
Weighted Average Seasoning Original	2.99	2.99	2.92	2.96
Weighted Average Seasoning Prior	9.98	9.96	9.83	9.91
Weighted Average Seasoning Current	10.97	10.96	10.82	10.90

Note: Original information refers to deal issue.

WAC by Groups

Total WAC

WARAT by Groups

Total WARAT

Note: Dates correspond to distribution dates.
Page 11 of 28	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-1

Mortgage Pass-Through Certificates

Collateral Report for June 25, 2001 Distribution
Collateral Report
ARM CHARACTERISTICS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Weighted Average Margin Original	6.029%	6.115%
Weighted Average Margin Prior	6.010%	6.105%
Weighted Average Margin Current	6.005%	6.102%
Weighted Average Max Rate Original
Weighted Average Max Rate Prior	16.594%	16.839%
Weighted Average Max Rate Current	16.584%	16.832%
Weighted Average Min Rate Original	10.627%	10.858%
Weighted Average Min Rate Prior	10.579%	10.836%
Weighted Average Min Rate Current	10.571%	10.829%
Weighted Average Cap Up Original	2.005%	2.001%
Weighted Average Cap Up Prior	1.003%	1.001%
Weighted Average Cap Up Current	1.003%	1.001%
Weighted Average Cap Down Original	2.005%	2.001%
Weighted Average Cap Down Prior	1.003%	1.001%
Weighted Average Cap Down Current	1.003%	1.001%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current Servicing Fees	6,322.18	7,038.52	12,900.88	26,261.58
Delinquent Servicing Fees	41,034.51	40,526.72	67,315.61	148,876.84
TOTAL SERVICING FEES	47,356.69	47,565.24	80,216.49	175,138.42

Total Servicing Fees	47,356.69	47,565.24	80,216.49	175,138.42
Compensating Interest	21,110.62	20,240.73	19,715.13	61,066.48
Delinquent Servicing Fees	(41,034.51)	(40,526.72)	(67,315.61)	(148,876.84)
COLLECTED SERVICING FEES	27,432.80	27,279.25	32,616.01	87,328.06

Prepayment Interest Shortfall	21,110.62	20,240.73	19,715.13	61,066.48

Total Advanced Interest	829,414.36	841,558.54	1,409,497.31	3,080,470.21

ADDITIONAL COLLATERAL INFORMATION	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Page 12 of 28	© COPYRIGHT 2001 Deutsche Bank